UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: July 21, 2020

(Date of earliest event reported)

CASI Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-20713	58-1959440
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9620 Medical Center Drive, Suite 300

Rockville, MD 20850

(address of Principal Executive Offices) (Zip Code)

(240) 864-2600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CASI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 — Entry into a Material Definitive Agreement.

On July 22, 2020, CASI Pharmaceuticals, Inc. (“CASI”, “we” or “us”) entered into an underwriting agreement (the “Underwriting Agreement”) with Oppenheimer & Co. Inc., as representative of the several underwriters (the “Underwriters”), providing for the offer and sale of 20,000,000 shares of our common stock (the “Offering”) at a price to the public of $1.90 per share. In addition, we granted the Underwriters a 30-day option to purchase up to an additional 3,000,000 shares of common stock. The Underwriters notified CASI of the exercise in full of their option to purchase additional shares on July 23, 2020, and the Offering, including the sale of shares subject to the Underwriters' option, closed on July 24, 2020. The gross proceeds to CASI from the Offering, including the exercise by the Underwriters of their option to purchase additional common shares, are approximately $43.7 million before deducting the underwriting discounts and commissions and offering expenses payable by CASI.

Certain insiders, including CASI’s Chief Executive Officer and President, purchased shares of common stock in the Offering at the public offering price and on the same terms as the other purchasers in this Offering. We have agreed to pay the underwriters a commission of 3% of the gross proceeds raised from certain such insiders, as opposed to 6% of the gross proceeds raised in the offering from other investors.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by CASI, indemnification obligations of CASI and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and, as of specific dates, were solely for the benefit of the parties to such agreement.

The Offering is being made by means of a written prospectus supplement and accompanying prospectus forming part of a shelf registration statement on Form S-3 (Registration Statement No. 333-222046), previously filed with the Securities and Exchange Commission (“SEC”) on December 13, 2017, which was declared effective on December 22, 2017. We have filed a final prospectus supplement, dated July 22, 2020, with the SEC relating to the Offering.

Pursuant to the Underwriting Agreement, our directors and executive officers entered into agreements in substantially the form agreed to by the Underwriters providing for a 90-day “lock-up” period with respect to sales of specified securities, subject to certain exceptions.

The disclosures on this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Form 8-K and is incorporated by reference herein.

The legal opinion of Arnold & Porter Kaye Scholer LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01 — Other Events.

On July 21, 2020, CASI issued a press release announcing the launch of the Offering and on July 22, 2020, CASI issued a press release announcing the pricing of the Offering. Copies of the launch and pricing press releases are filed as Exhibit 99.1 and Exhibit 99.2, respectively to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 1.1—Underwriting Agreement dated July 22, 2020, between the Company and Oppenheimer & Co. Inc.

Exhibit 5.1—Opinion of Arnold & Porter Kaye Scholer LLP

Exhibit 23.1—Consent of Arnold & Porter Kaye Scholer LLP (contained in Exhibit 5.1)

Exhibit 99.1—Press Release dated July 21, 2020

Exhibit 99.2—Press Release dated July 22, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASI PHARMACEUTICALS, INC.
(Registrant)

By:	/s/ Cynthia W. Hu
Cynthia W. Hu
Chief Operating Officer, General Counsel & Secretary

July 24, 2020